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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF COMSAT CORPORATION
                           (As of December 31, 1998)

     Bethesda Real Property, Inc.
     COMSAT Capital I, L.P.
     COMSAT Digital Teleport, Inc.
     COMSAT General Corporation
            COMSAT General Telematics, Inc.
            COMSAT Technology, Inc.
          CTS Transnational, Inc.
          Electromechanical Systems, Inc.
     COMSAT Government Systems, Inc.
     COMSAT International, Inc.
            BelCom, Inc.
                  ZAO BelComRus
                  BelCom Rep Office
                  ZAO MKT
                  ZAO Novocom
                  Stavropol-Cellular
            COMSAT Argentina, S.A.
            COMSAT Asia (L) Incorporated
                  Guanzhou T.H. Communication Technology Services, Ltd.
                  Tian Hang Technology Services, Ltd.
            COMSAT do Brasil Equipamentos Telecommunicacoes, Ltda.
                  COMSAT Brasil, Ltda.
            COMSAT de Colombia, S.A.
                  Comunicaciones Satelitales de Columbia, S.A.
            COMSAT Dijital Hizmetleri Ticaret Anonim Sirketi
            COMSAT de Guatemala, S.A
            COMSAT Iletisim Hizmetleri Ticaret Anonim Sirketi
            COMSAT Max Limited
            COMSAT de Mexico, S.A. de C.V.
            COMSAT de Panama, S.A.
            COMSAT Peru, S.A.
            COMSAT Venezuela, COMSATVEN, C.A.
            CIV C.I.S. Holdings, Inc.
     COMSAT Laboratories Inc.
     COMSAT Laboratories India, Inc.
            Indicom Personal Communications Private Ltd. (99%)
     COMSAT Mobile Investments, Inc.
     COMSAT Overseas, Inc. (owns 1% of Indicom Personal Communications Private
            Ltd.)
     COMSAT Personal Communications, Inc.
     CRSI Acquisition, Inc. d/b/a COMSAT RSI, JEFA Wireless Systems